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                                  EXHIBIT 12.1
                           SABRE HOLDINGS CORPORATION
                        COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                                 (IN THOUSANDS)

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
                                                                                 NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                                      2000
                                                                                    ---------
EARNINGS:
   Earnings before taxes                                                            $ 291,765
   Minority interests in consolidated subsidiaries                                    (23,451)
   Income from equity investees                                                       (15,329)
                                                                                    ---------
   Earnings before taxes, minority interests and earnings from equity investees       252,985
   Add:  Total fixed charges (per below)                                               30,622
         Distributed income of equity investees                                         6,979
                                                                                    ---------
      Total earnings                                                                $ 290,586
                                                                                    =========
FIXED CHARGES:
   Interest expensed                                                                $  15,813
   Estimate of interest within rental expense (1)                                      14,809
                                                                                    ---------
      Total fixed charges                                                           $  30,622
                                                                                    =========
Ratio of earnings to fixed charges                                                       9.49
                                                                                    =========
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(1)    Fixed charges include the estimated interest component of rent expense
       (one-third of rent expense under operating leases).